DOMESTIC BUSINESS DEVELOPMENT CONSULTANT AGREEMENT

THIS AGREEMENT is by and between John J. McCarey, with a business address at 7 Lewis Court, Millstone, NJ 08510 (hereinafter referred to as "Consultant") and PRWT Services, Inc., a Pennsylvania business Corporation (hereinafter referred to as "PRWT") having a place of 1835 Market Street, Philadelphia, PA 19103.

WITNESSETH

NOW, in consideration of the conditions and mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION I - SERVICES

Acting as an independent contractor, and not as an employee of PRWT, Consultant shall provide his services and shall utilize his knowledge, expertise, and independent judgment in matters relating to developing business opportunities for PRWT.

Consultant shall be responsible for adequacy of the work product, if any, resulting from the services furnished pursuant to this Agreement; however, the nature, extent, and place of performance, as well as general guidance as to scope and content thereof, shall be in accordance with requirements defined and identified from time to time by Willie Johnson, the Contract Administrator, or his designee.

SECTION 2 - COMPENSATION

Payment to Consultant for work performed as set forth hereunder shall be at the rate of $25,000.00 per month, payable on a monthly basis upon receipt of Consultant's invoice. In addition, PRWT, shall reimburse Consultant for reasonable business expenses incurred by Consultant in the performance of work.

All payments of compensation shall be made solely by check or bank transfer to the order of Consultant at the address set forth herein or such other address as Consultant specifies in writing. No payment shall be in cash or other bearer instrument or, except pursuant to an assignment approved in writing as provided hereinafter, to any person, firm or corporation other than Consultant.

PRWT makes no representation or guarantees concerning the amount of services, if any, that may be required of Consultant, and reserves absolute discretion in determining the extent to which such services shall be provided.

SECTION 3 - ADHERENCE TO SECURITY REQUIREMENT

As a condition of this Agreement, Consultant hereby agrees to comply with all security requirements made known to Consultant by "PRWT" or its customers.

SECTION 4 - CONFIDENTIAL INFORMATION

Consultant agrees that all services to be performed by Consultant in connection with the subject matter of this Agreement will be performed exclusively for "PRWT" and that during and after the term of this Agreement, Consultant shall not use or disclose any "PRWT" confidential information or information relative to efforts undertaken pursuant to this Agreement to any other party without prior written consent of "PRWT".

SECTION 5 - RELIEF OF LIABILITY

In consideration of "PRWT"'s execution of this Agreement and payment of compensation as set forth herein, Consultant, on behalf of itself, its heirs, executors, administrators, and assigns; hereby agrees to indemnify and forever hold "PRWT" harmless from and against any and all claims or rights of action against "PRWT" for Consultant's injury, death, or damage to Consultant's personal property resulting from, and arising out of, or in any way connected with performance of the services to be provided in accordance with this Agreement.

SECTION 6 - TERM OF AGREEMENT

This Agreement shall commence on November 1, 2006 and shall continue through April 30, 2007 unless terminated by either party hereto upon thirty days written notice to the other, it being understood that "PRWT" reviews all consulting agreements semi-annually to assess performance and the necessity of continuing each agreement in effect. Notwithstanding, the confidentiality and non-competition provisions of this Agreement shall survive its termination or expiration.

SECTION 7 - SPECIAL COVENANTS AND REPRESENTATIONS OF CONSULTANT

Consultant hereby covenants and agrees to be bound by the following representations in connection with performance under this Agreement:

a. Consultant shall act solely as an independent Contractor, not as an employee or agent of "PRWT", and shall not, unless specifically authorized in writing by "PRWT", create obligations of "PRWT" to third parties.

b. Consultant shall not represent itself to be an employee or agent of "PRWT".

c. Consultant represents that it has made full disclosure of each instance where he or any of its employees, or members of its firm, is currently providing to a supplier, customer, or competitor of "PRWT" services similar to those provided hereunder. Consultant further agrees to make disclosure to "PRWT" prior to entering into any such arrangements in the future.

d. Consultant shall not make, or promise to make, any payments for political purposes on behalf of "PRWT".

e. The solicitation or receipt of any information, classified or unclassified, directly or indirectly, from any U.S. state or municipal government in the course of performing this agreement will be strictly in accordance with all laws and regulations pertaining. to the protection, acquisition, or use of such information or documents.

f. Consultant shall not make, or promise to make any payments to third parties if such payments would not be deductible by "PRWT" Services under Sections 162 and 274 (d) of the Internal Revenue Code and the implementing IRS regulations.

g. Consultant shall not have contact with any foreign "PRWT" customer or any foreign government official for the purpose of collecting marketing intelligence or providing marketing-related services for markets outside the U.S.

h. Lobbyist Registration - In the event the services performed by the Consultant on behalf of "PRWT" pursuant to this Agreement are considered to be "lobbying" in the jurisdictions where the services are performed, Consultant will so advise "PRWT" and will prepare and submit all of the initial and periodic documentation required of a lobbyist, and "PRWT" as the employer of the lobbyist, as may be required by each jurisdiction where the services are performed. Preparation and submission of all such registrations and/or reports will be coordinated with "PRWT"'s General Counsel's office and copies of such documentation will be provided to that office.

i. In the event Consultant or any member of Consultant's staff are former employees or officials of any governmental entity, Consultant certifies that he is familiar with the restrictions and prohibitions to which such ex-employees or officials may be subject with regard to post-government employment. Consultant agrees that no work will be accomplished, nor will any of Consultant's staff be assigned to work under this Agreement, if such assignment or work is in violation of such restrictions or prohibitions to which Consultant or its staff may be subject.

j. By signing this Agreement, Consultant represents and certifies that it is not presently listed by any Federal agency as debarred, suspended, or proposed for debarment from any Federal contract activity. If during the term of this Agreement this information

changes, Consultant shall notify "PRWT" without delay. Such notices shall contain all relevant particulars of any debarment, suspension, or proposed debarment.

k. No "PRWT" employee shall have any authority to give any direction, written or oral, to the Consultant in contravention of the subparagraphs "a" through "j" of this Section.

l. Consultant warrants and represents that no owner, principal shareholder, officer, or active representative of Consultant is (i) an official, employee, or active member of the armed services of any government; an official or employee of any government; an official of a political party, or a candidate for political office; or (ii) an officer, director, or employee of a "PRWT" customer.

m. Consultant agrees to give prompt written notice to "PRWT" in the event that, at any time during the term of this Agreement, the representations set forth in this Section are no longer accurate. In the event "PRWT" verifies that said representations set forth are no longer true and accurate, "PRWT" may, notwithstanding any other provision of this Agreement, terminate this Agreement upon written notice, effective the date of such notice or the date on which said representations were untrue and inaccurate and Consultant shall not be entitled to receive any further compensation whatsoever in connection with this Agreement.

SECTION 8 - DUTIES OF CONSULTANT

Consultant agrees during the term of this Agreement:

a. To provide general financial and business guidance to PRWT in connection with the Company's day-to-day activities, and in particular, to provide financial guidance and facilitation to PRWT in the conduct of the Company's financial operations and its pending and contemplated financial transactions.

b. To exert every effort to guide and assist PRWT in re-establishing a strategic partnership with Lockheed Martin Corporation that will lead to substantial business opportunities for PRWT.

c. To provide PRWT overall strategic, financial, administrative, business development, and marketing services as may be required, or as the Contract Administrator may reasonably request, in conjunction with the Consultant's performance of services under this Agreement.

SECTION 9 - NO ASSIGNMENT

Consultant agrees that neither this Agreement nor any monies due or to become due hereunder may be assigned, in whole or in part, by Consultant without the prior written consent of "PRWT", which consent shall be granted only upon approval of "PRWT"'s General Counsel.

Consultant acknowledges that it may not appoint any agent or representative to act for it under this agreement without "PRWT"'s prior written consent.

SECTION 10 - INTERPRETATION: ENTIRE AGREEMENT; AMENDMENT

This Agreement, together with all amendments hereto; (a) shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, USA; (b) constitutes the entire understanding of the parties concerning the subject matter hereof; (c) may be altered or amended only in writing signed by both parties concurrently with or subsequent to the date of this Agreement; and (d) supersedes all prior written or oral understandings or agreements of the parties (including predecessors or assigns) concerning the subject matter hereof. Consultant agrees not to institute or cause others to institute litigation or proceedings pertaining to this Agreement outside of the continental United States.

SECTION 11 - NOTICES

Any formal notice required to be given by either party to the other shall be sent by certified mail, postage prepaid and addressed as follows:

To "PRWT": Willie F. Johnson
Chairman and CEO
PRWT Services, Inc.
1835 Market Street, Suite 800
Philadelphia, PA 19103

To Consultant: John J. McCarey
7 Lewis Court
Millstone, NJ 08510

The date upon which such notice is received by the other party shall be the official date of such notice. All other matters of routine nature, and which do not have contractual significance, may be delivered in any other customary manner.

SECTION 12 - NON-APPLICABLE EMPLOYEE BENEFITS

It is understood and agreed that the amounts set forth in Section 2 hereof constitute the total compensation to be paid to Consultant hereunder and that no other benefits of any nature shall accrue as a result of the performance of services by Consultant.

In the event that Consultant is a prior "PRWT" employee, it is understood that services hereunder as an independent Consultant shall be on a less-than-full-time basis. In no event shall

performance hereunder be deemed to constitute credited service for purposes of entitlement to benefits under any "PRWT" benefit plan and Consultant shall not furnish or be compensated for services under this Agreement or any successor Agreement with any "PRWT" affiliate company during any calendar year sufficient to constitute such credited services. Consultant hereby acknowledges that compensation set forth herein will be treated as ordinary income in accordance with policies respecting compensation paid to re-hired employees of "PRWT" and may be subject to withholding of all taxes or other legal mandated deductions if Consultant has been a full time employee during the taxable year that services are rendered hereunder.

SECTION 13 - INVALIDITY

If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date written below.

CONSULTANT:

By: [signature]

Title: JOHN J. MC CAREY

Date: 10/27/06

PRWT Services, Inc.

By: [signature]

Title: Chairman

Date: 11/2/06